Exhibit 99.1

Steelcase announces definitive agreement to acquire AMQ Solutions

GRAND RAPIDS, MI--(Marketwired - Nov 28, 2017) - Steelcase Inc. (NYSE: SCS) today announced the pending acquisition of AMQ Solutions, a California-based provider of height adjustable desking, benching and seating for workstations in the open plan, collaborative environments and training rooms. The acquisition is expected to help Steelcase provide a broader range of price points to meet existing customer needs and serve additional customers globally.

Steelcase has entered into definitive agreements to purchase all outstanding membership interests of AMQ and certain assets of an affiliated company in an all cash transaction. The transaction is expected to be completed during Steelcase's fourth quarter of fiscal 2018, subject to customary closing conditions and regulatory approvals. AMQ's revenue for the trailing twelve months was approximately $37 million.

"There is great value to be created in joining our two companies," said Allan Smith, vice president, global marketing of Steelcase. "AMQ is eager to grow by leveraging our industry-leading dealer network and global reach, and we expect to drive further growth by offering additional product choices and leveraging AMQ's supply chain capabilities for Steelcase."

Following completion of the transaction, the AMQ offering is expected to be available through authorized Steelcase dealers in addition to AMQ's existing network of dealers and sales representatives.

"As the workplace continues to evolve to support new ways of working, we have been increasing the breadth of our product offering through product development, partnerships and, in this case, acquisition," said Jim Keane, president and CEO of Steelcase. "The AMQ product portfolio provides a great platform for scalable growth as we combine the strength of the Steelcase network with the AMQ business model."

To support a broader range of price points, in addition to this transaction Steelcase recently announced marketing and distribution relationships with Blu Dot, Bolia, FLOS and Mitchell Gold + Bob Williams, supplementing an already extensive Steelcase portfolio and offering greater choice and value to Steelcase customers.

Forward-looking Statements
From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, the company. Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; its restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.
For over 105 years, Steelcase Inc. has helped create great experiences for the world's leading organizations, across industries. We demonstrate this through our family of brands - including Steelcase®, Coalesse®, Designtex®, PolyVision® and Turnstone®. Together, they offer a comprehensive portfolio of architecture, furniture and technology products and services designed to unlock human promise and support social, economic and environmental sustainability. We are globally accessible through a network of channels, including over 800 dealer locations. Steelcase is a global, industry-leading and publicly traded company with fiscal 2017 revenue of $3.0 billion.

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(616) 246-4251

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